Exhibit 10.1

STOCK PURCHASE AND OPTION AGREEMENT

THIS STOCK PURCHASE AND OPTION AGREEMENT (this “Agreement”), dated as of November 18, 2021 (the “Effective Date”), is entered into by and between Legacy Education Alliance, Inc. (“Company”), on the one hand, and Mayer and Associates LLC (“Buyer”), on the other hand.

RECITALS

WHEREAS, as of the Effective Date, the Company had 200,000,000 shares of Common Stock authorized at a par value of $0.0001;

WHEREAS, as of the Effective Date, the Company has 140,000,000 shares of unissued shares of Common Stock not otherwise pledged as collateral or otherwise encumbered;

WHEREAS, as of the Effective Date, the Buyer intends to purchase up to $7,000,000 shares of Common Stock from the Company through the exercise of the Option over a period of two years;

WHEREAS, Company desires to sell to Buyer, and Buyer desires to purchase from Company, (a) 1,600,000 shares of Common Stock (the “Purchase Shares”) and (b) an irrevocable option (the “Option”) to purchase an aggregate of 138,400,000 shares of Common Stock (the “Option Shares” and, together with the Purchase Shares, the “Shares”), in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF SHARES; GRANT OF OPTION

1.1 Purchase and Sale of the Shares; Grant of Option. Pursuant to the terms and subject to the conditions of this Agreement and subject to the Beneficial Ownership Limitation as provided for in Section 1.3(d), (a) the Company hereby sells, transfers, conveys and assigns to Buyer, and Buyer hereby purchases from Company, the Purchase Shares in exchange for a payment of $0.0001 per Purchase Share for a total aggregate consideration of $160.00 (the “Stock Purchase Price”) and (b) subject to Section 1.7, Company hereby grants to Buyer the Option in exchange for a payment of $0.0001 per Option Share (the “Per-Share Option Fee”) for a total aggregate consideration of $13,840.00 (the “Option Fee” and, together with the Stock Purchase Price, the “Purchase Price”). For the avoidance of doubt, the Option Fee shall not be refundable.

1.2 Closing. The closing of the transaction contemplated herein (the “Closing”) shall take place on the Effective Date (the “Closing Date”), at 10:00 a.m. Eastern Time, at the offices of the Company or at such other time or place as the parties may mutually agree in writing. At the Closing, Company shall transfer the Purchase Shares by delivering to Buyer a certificate (or evidence from the Company’s transfer agent of book-entry issuance) representing the Purchase Shares, and Buyer shall pay Company the Purchase Price by check or by wire transfer in immediately available funds to an account or accounts of Company specified in advance of the Closing Date.

1.3 Term and Exercise of Option.

(a) Term of Option. The term of the Option (the “Option Term”) shall commence on the Effective Date and shall terminate on the two-year anniversary thereafter; provided, however, that the Option Term shall be automatically extended, without any further notice or action, on a day for day basis by the number of days from the Closing Date until Buyer exercises the Option with respect to the first 18,400,000 Option Shares.

(b) Exercise of Option. The Option may be exercised in part or in full at once or from time to time, for all the Option Shares or any portion thereof, at the discretion of Buyer at any time during the Option Term by providing written notice of exercise and payment of the Exercise Price (as defined below) to Company.

(c) Exercise Price. The exercise price payable upon full or partial exercise of the Option shall be equal to $0.0001 per Option Share for the first 18,400,000 Option Shares, and $0.05833 per Option Share for all Option Shares thereafter (as may be adjusted from time to time pursuant to Section 1.4) (the “Exercise Price”). The sum of the Exercise Price and the Per-Share Option Fee is referred to herein as the “Option Cost.”

(d) Limitations on Exercise of Options. Notwithstanding anything to the contrary herein, the Company shall not effect any issuance of Option Shares, and Buyer shall not have the right receive Option Shares or to exercise the Option, to the extent that after giving effect to the issuance of the Option Shares set forth on the applicable notice of exercise, the Buyer (together with the Buyer’s Affiliates, and any other Persons acting as a group together with the Buyer or any of the Buyer’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Buyer and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issued as Purchase Shares or issuable upon exercise of the Option with respect to which such determination is being made, but shall exclude (i) the Option Shares which are issuable upon subsequent exercises of the Option and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any Debentures or Warrants) beneficially owned by the Buyer or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether Option Shares are issuable (or a Debenture is convertible or Warrant exercisable in relation to other securities owned by the Buyer together with any Affiliates and Attribution Parties) and the amount of Option Shares to be issued shall be in the sole discretion of the Buyer, and the submission of a notice of exercise of the Option shall be deemed to be the Buyer’s determination of whether such shares may be issued (in relation to other securities owned by the Buyer together with any Affiliates or Attribution Parties), in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Buyer will be deemed to represent to the Company each time it delivers a notice of exercise of the Option that such notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.3(d), in determining the number of outstanding shares of Common Stock, the Buyer may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Buyer, the Company shall within one Trading Day confirm orally and in writing to the Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the issuance of Option Shares to the Buyer or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Buyer. The Buyer, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.3(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Option Shares upon exercise of the Option held by the Buyer and the Beneficial Ownership Limitation provisions of this Section 1.3(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

1.4 Adjustments.

(a) Adjustment to Prevent Dilution. In the event of any change in the Company’s capital stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange or similar occurrence, the term “Option Shares” shall be deemed to refer to and include the Option Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Option Shares may be changed or exchanged.

(b) Adjustment in the Event of an Extraordinary Event.

(i) In the event that an Extraordinary Event (as defined below) occurs during the Option Term and the Per Share Sale Price (as defined below) with respect to such Extraordinary Event exceeds the Option Cost:

(A) with respect to the Option Shares that Buyer acquired within the ninety (90) calendar days immediately preceding such Extraordinary Event, Buyer shall pay to Company the product calculated by multiplying (X) the difference between the Per Share Sale Price and the Option Cost by (Y) the aggregate number of such Option Shares; and

(B) with respect to the Option Shares for which Buyer has not exercised the Option prior to such Extraordinary Event, the Exercise Price applicable to such Option Shares shall be adjusted such that the Option Cost equals the Per Share Sale Price, provided that, in case of an occurrence of the event described in clause (E) of paragraph (iv) below, the adjustment provided in Section 1.4(c) below shall apply instead of the foregoing adjustment.

(ii) Other than as specifically contemplated by paragraph (i) above, there shall be no adjustment to the Exercise Price as a result of an Extraordinary Event, except by the mutual written agreement of the parties hereto.

(iii) The payment contemplated by clause (A) of paragraph (i) above, if any, shall be made on the later of (A) the date that is five (5) business days after consummation of the Extraordinary Event and (B) the date that is five (5) business days after the determination of the Per Share Sale Price pursuant to paragraph (v) below, if such determination shall be necessary.

(iv) For the purposes of this Section 1.4(b), “Extraordinary Event” shall mean and include each of the following:

(A) Except as provided by paragraph (B) below, the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, (1) the Company or its subsidiaries, or any executive benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and (2) Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(B) reorganization, merger or consolidation of the Company with any other person, entity or corporation, other than:

(1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(C) complete liquidation of the Company or sale or other disposition by the Company of all or substantially all of the Company’s assets (other than, in each case, a liquidation, sale or disposition conducted in connection with or arising out of any insolvency or bankruptcy proceedings);

(D) sale of all or substantially all of the Purchase Shares and the Option Shares then held by Buyer to a third party;

(E) payment by the Company of dividends per share in excess of the Exercise Price; or

(F) redemption or repurchase by the Company of more than 25,000,000 shares of Common Stock.

(v) For the purposes of this Section 1.4(b), “Per Share Sale Price” shall mean the per share price at which an Extraordinary Event is effected. For the avoidance of doubt, the “Per Share Sale Price” for the event described in clause (E) of paragraph (iv) above shall be the aggregate amount of dividends paid with respect to each share of Common Stock. In the event that the Per Share Sale Price cannot be readily ascertained (whether due to the fact that the consideration paid in the Extraordinary Event involved unregistered securities or other non-cash assets, or otherwise), Company and Buyer shall engage in discussions to mutually determine the Per Share Sale Price. If Company and Buyer are unable to mutually determine the Per Share Sale Price within two (2) weeks of commencing such discussions, then they shall mutually appoint a reputable, independent valuation firm to determine the Per Share Sale Price. If Company and Buyer are unable to mutually appoint a valuation firm within two (2) weeks of commencing discussions pertaining to such appointment, they shall each appoint an independent valuation firm, who together shall appoint a third independent valuation firm, which shall determine the Per Share Sale Price.

(c) Adjustment in the Event of Dividends. The Exercise Price for all Option Shares for which Buyer has not exercised the Option shall be decreased by an amount equal to any and all dividends declared by the Company during the Option Term, provided that the Exercise Price for such Option Shares shall not be decreased below $0.05 as a result of any such dividends.

1.5 Registration Rights. The Company hereby grants the following registration rights to the Buyer. If the Company at any time proposes to file a registration statement to register any of its securities under the Securities Act of 1933, as amended (the “1933 Act”) for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering other shares of Common Stock held by or purchasable by Buyer (“Registrable Securities”), provided the Registrable Securities are not otherwise registered for resale by the Buyer pursuant to an effective registration statement or may be sold pursuant to Rule 144 without respect to volume limitations in which case they shall be deemed to no longer be Registrable Securities, each such time it will give at least fifteen (15) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the Buyer, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered as permitted by the United States Securities and Exchange Commission (“SEC”) Guidance for an offering to be made on a continuous basis pursuant to Rule 415, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Buyer. Unless instructed in writing to the contrary, the Buyer hereby automatically exercise the registration rights granted in this Section 1.5. In the event that any registration pursuant to this Section 1.5 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Buyer in writing of any such reduction. Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 1.5 without thereby incurring any liability to the Buyer due to such withdrawal or delay. Notwithstanding anything to the contrary herein, in the event that the SEC limits the amount of Registrable Securities that may be sold by selling security holders in a particular registration statement, the Company may scale back (i.e., remove) from such registration statement such number of Registrable Securities as it determines in its reasonable, good faith judgment.

1.6 Registration Procedures. If and whenever the Company is required by the provisions of Section 1.5 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(i) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 1.5, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the Buyer copies of all filings and Commission letters of comment and notify Buyer on or before the first business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Buyer’s intended method of disposition set forth in such registration statement for such period;

(iii) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(iv) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(v) notify the Buyer within two hours of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(vi) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Buyer, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Buyer in connection with such registration statement; and

(viii) provide to the Buyer copies of the Registration Statement and amendments thereto prior to the filing thereof with the Commission.

1.7 144 Default. In the event commencing six months after the Closing Date and ending twenty-four months thereafter, the Buyer is not permitted to resell any of the Purchase Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Buyer of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason except for Buyer’s status as an Affiliate or “control person” of the Company, or as a result of a change in current applicable securities laws, then the Company shall pay such Buyer as liquidated damages and not as a penalty an amount equal to 10 percent (10%) for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty days) thereafter of the purchase price of the Purchase Shares subject to such 144 Default during the pendency of the 144 Default. Liquidated Damages shall not be payable pursuant to this Section 1.7 in connection with Purchase Shares for such times as such Shares may be sold by the Buyer without volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

1.8 Transfer of Option. Buyer may transfer the Option or any remaining portion thereof in his sole discretion, provided that, if the consideration received by Buyer with respect to such transfer exceeds $0.03 per Option Share, Buyer shall pay to Company the aggregate amount of the excess consideration received for such transfer within five (5) business days after receipt of such consideration.

1.9 Non-Transferability of Option Shares. Absent the prior written consent of Buyer and except as provided in Section 1.12 below, Company shall not, during the Option Term, (a) sell, convey, transfer, pledge, encumber, hypothecate, assign or otherwise dispose of (including by gift) any of the Option Shares, (b) deposit the Option Shares into a voting trust, enter into any voting arrangement or understanding, or otherwise transfer the right to vote the Option Shares, (c) issue any option, right of first refusal or any other right with respect to the Option Shares, (d) solicit any proposal to acquire the Option Shares, (e) disclose any non-public information about the Company including proprietary and confidential information, or (f) enter into any agreement, or option or other contingent commitment, to do any of the foregoing. During the Option Term, Company shall in good faith take any action reasonably requested by Buyer to preserve or exercise his rights under the Option. Any award to Buyer for Company’s breach of this Section 1.9 will be limited to monetary damages and will not include an injunction or other equitable remedy other than a direction for Company to pay Buyer a monetary amount.

1.10 Compliance with 5/50 Rule. Notwithstanding anything contained herein, (a) Buyer shall not be permitted to exercise any portion of the Option if such exercise would cause the Company to violate the provisions of Sections 856(h)(2) and 542(a)(2) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (commonly referred to as the “5/50 Rule”).

1.11 Expenses. All expenses incurred by the Company in complying with Section 1.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for the Buyer are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Buyer, are called “Selling Expenses.” The Company will pay all Registration Expenses. Selling Expenses shall be borne by the Buyer.

1.12 Delivery of Unlegended Shares.

(a) Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (ii) the original share certificates representing the shares of Common Stock that have been sold, and (iii) in the case of sales under Rule 144, customary representation letters of the Buyer and its broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Buyer) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4 above, reissuable pursuant to any effective and current Registration Statement described in this Agreement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Buyer at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of Buyer, so long as the certificates therefor do not bear a legend and the Buyer is not obligated to return such certificate for the placement of a legend thereon, the Company must cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Buyer’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 1.12 hereof after the Unlegended Shares Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Buyer for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of Purchase Price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 1.12 for an aggregate of thirty (30) days, then the Buyer or assignee holding Shares subject to such default may, at its option, require the Company to redeem all or any portion of the Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Shares.

(d) In the event the Buyer shall request delivery of Unlegended Shares as described in Section 1.12 and the Company is required to deliver such Unlegended Shares pursuant to Section 1.12, the Company may not refuse to deliver Unlegended Shares based on any claim that the Buyer or any one associated or affiliated with the Buyer has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of the Buyer in the amount of 120% of the amount of the aggregate purchase price of the Common Stock which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Buyer to the extent the Buyer obtains judgment in its favor.

1.13 Favored Nations Provision. Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity provided such issuances are not for the purpose of raising capital which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) as a result of the conversion of Notes which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date, the issuance of which has been disclosed in a report filed not less than five (5) days prior to the Closing Date, and (iv) the payment of any interest on prior outstanding notes and/or liquidated damages contemplated by prior agreements (collectively the foregoing are “Excepted Issuances”), if at any time the Buyer owns any Shares, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Exercise Price in effect at such time, or if less than the Exercise Price in effect at such time, without the consent of the Buyer, then the Company shall issue, for each such occasion, additional shares of Common Stock to the Buyer respecting Shares that are then still owned by the Buyer at the time of the Lower Price Issuance so that the average per share purchase price of the Shares purchased and owned by the Buyer as of the date of the Lower Price Issuance is equal to such other lower price per share. Other than in connection with Excepted Issuances, if at any time Options are outstanding, if the Company shall agree to a Lower Price Issuance, then the Exercise Price shall automatically be reduced to such other lower price.

1.14 Repurchase and Buyback of the Shares; Repurchase of Option.

(a)  For a period of 15 months from the execution of this Agreement, the Company shall have the right, subject to Sections 10b-5 and 10b-18 of the Exchange Act (the “Act”), and upon the majority vote of the Board of Directors of the Company, to buyback the Purchase Shares in whole or part, at the greater of $.15 per share or the Volume Weighted Average Price (“VWAP”) per share based on the trailing 10 trading days of the Common Equity of the Company (“VWAP Price”). Such buyback shall be in cash by certified check or wire transfer. The expenses associated with the transfer of Purchase Shares, including fees and costs due to the transfer agent shall be paid by the Company.

(b) For a period of 12 months from the execution of this Agreement, the Company shall have the right, subject to the applicable provisions of the Act and upon the majority vote of the Board of Directors, to buyback the then-outstanding Option in whole or part, at the greater of $.15 per Option Share not yet then exercised or the VWAP per such Option Share based on the VWAP Price.

(c) Nothing contained in this Section 1.14 shall prevent the Buyer from selling Shares or exercising the Option. The Company’s rights shall apply exclusively to Purchase Shares or unexercised Options held by the Buyer. Notwithstanding anything to the contrary in Section 1.14(a), any Shares that are no longer beneficially owned by the Buyer shall cease to be subject to the buyback provisions set forth therein.

2. REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Buyer as follows:

2.1. Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

2.2 Authorization. Company has the right, power and legal capacity and authority to enter into and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by Company and constitutes Company’s valid and binding obligation, enforceable in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of the Shares. The Purchase Shares and the Option Shares are duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances imposed by the Company other than restrictions on transfer provided for in this Agreement and applicable securities laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Company as follows:

3.1 Authorization. Buyer has the right, power and legal capacity and authority to enter into and perform his obligations under this Agreement and that this Agreement has been duly executed and delivered by Buyer and constitutes Buyer’s valid and binding obligation, enforceable in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2 Capacity. Buyer is entering into this Agreement in his capacity as an individual and not as an officer, director, agent or representative of the Company or any third party.

3.3 Sufficiency of Information. Buyer is satisfied by reason of its own knowledge and investigation, and not in reliance on any express or implied representation of the Company or any of its other directors, officers, agents or affiliates, as to the sale of the Shares and the Option at the prices specified herein. Buyer acknowledges that it has access to and has received sufficient information regarding the Company to evaluate fully the merits of its decision to purchase the Shares and the Option from the Company, including having the opportunity to ask any questions and receive answers about the Company’s operations, results of operations, financial condition and prospects and such other information as Buyer deems appropriate. Buyer has carefully read this Agreement, has had an opportunity to consult with its attorney and financial advisors in connection with the execution thereof and fully understands the Agreement’s final and binding effect.

3.4 Sophisticated Investor. Buyer has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. As of the Effective Date the Buyer is, and on each date on which it exercises any of the Option, it will be, either: (i) an “accredited investor” as defined in Rule 501 under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act. Buyer acknowledges that the Company has made available to Buyer and has offered to make available to Buyer certain information which is or may be material, non-public, confidential or proprietary in nature (“Confidential Information”). Buyer further acknowledges that it has elected not to receive any of the Confidential Information, even though this Confidential Information may be material to Buyer’s decision to enter into this Agreement.

4. CONDITIONS

4.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transaction contemplated herein shall be subject to the prior approval by the Company’s board of directors, at or prior to Closing.

5. GENERAL PROVISIONS

5.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior or contemporaneous agreements and discussions, whether written or oral, express or implied.

5.2 Further Assurances. Each party hereto shall execute and deliver such further instruments and take such further actions as the other party hereto may reasonably request in order to carry out the intent of this Agreement.

5.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Agreement as amended, (i) reflects the intent of the parties hereto, and (ii) does not change the bargained for consideration or benefits to be received by each party hereto.

5.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without reference to conflicts of laws principles.

5.5 Section Headings. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

5.6 Waivers, Amendments. No waiver or amendment of this Agreement shall be effective unless such waiver or amendment is in writing and has been executed by the parties intending to be bound.

5.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Michel Botbol
Name:	Michel Botbol
Title:	Chief Executive Officer

MAYER AND ASSOCIATES LLC

By:	/s/ Benjamin Mayer
Name:	Benjamin Mayer
Title:	President